                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JUNE 19, 1997


                        GENERAL GROWTH PROPERTIES, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




        DELAWARE                 1-11656                   42-1283895
-------------------------------------------------------------------------------
        (STATE OR OTHER         (COMMISSION               (IRS EMPLOYER
        JURISDICTION OF         FILE NUMBER)            IDENTIFICATION NO.)
         INCORPORATION)




          55 WEST MONROE ST., SUITE 3100, CHICAGO, ILLINOIS     60603
          -----------------------------------------------------------
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)        (ZIP CODE)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (312) 551-5000

                            ONLY THOSE ITEMS AMENDED
                              ARE REPORTED HEREIN.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     Listed below are the financial statements, pro forma financial information and exhibits filed as a part of this report:

     a. Financial Statements of Businesses Acquired.

     The financial statements of Market Place and Southlake Mall listed in the accompanying Index to Financial Statements and Pro Forma Financial Information are filed as part of this Current Report on Form 8-K/A.

     b. Pro Forma Financial Information.

     The pro forma financial information of General Growth Properties, Inc. listed in the accompanying Index to Financial Statements and Pro Forma Financial Information is filed as part of this Current Report on Form 8-K/A.

     c. Exhibits

See Exhibit Index attached hereto and incorporated herein.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      GENERAL GROWTH PROPERTIES, INC.



                                      By:  /s/ Bernard Freibaum
                                           ----------------------------
                                           Bernard Freibaum
                                           Executive Vice President and
                                           Chief Financial Officer




                                       Date:   August 28, 1997

                       INDEX TO FINANCIAL STATEMENTS AND
                        PRO FORMA FINANCIAL INFORMATION


     The following financial statements and pro forma financial information are included in Item 7 of this Current Report on Form 8-K/A:



     MARKET PLACE SHOPPING CENTER                                      Page
     ----------------------------                                      ----

     Independent Auditor's Report                                      F-3

     Statement of Revenues and Certain Expenses for
     the Year Ended December 31, 1996                                  F-4

     Notes to Statement of Revenues and Certain Expenses               F-5

     SOUTHLAKE MALL
     --------------

     Independent Accountants' Report                                   F-8

     Statement of Revenues and Certain Expenses for
     the Year Ended December 31, 1996                                  F-9

     Notes to Statement of Revenues and Certain Expenses               F-10


     GENERAL GROWTH PROPERTIES, INC.
     -------------------------------

     Pro Forma Condensed Consolidated Statement of
     Operations for the Year Ended December 31, 1996 (Unaudited)       F-12

     Notes to Pro Forma Condensed Consolidated Statement of
     Operations for the Year Ended December 31, 1996 (Unaudited)       F-13

     Pro Forma Condensed Consolidated Statement of
     Operations for the Three Months Ended March 31, 1997 (Unaudited)  F-15

     Notes to Pro Forma Condensed Consolidated Statement of
     Operations for the Three Months Ended March 31, 1997 (Unaudited)  F-16

     Pro Forma Condensed Consolidated Balance Sheet as of
     March 31, 1997 (Unaudited)                                        F-18

     Notes to Pro Forma Condensed Consolidated Balance Sheet as of
     March 31, 1997 (Unaudited)                                        F-19

                          MARKET PLACE SHOPPING CENTER

                                   REPORT ON
                           STATEMENT OF REVENUES AND
                                CERTAIN EXPENSES

                    FOR THE YEAR ENDED DECEMBER 31, 1996

SHEPARD SCHWARTZ & HARRIS LLP
CERTIFIED PUBLIC ACCOUNTANTS                           150 NORTH WACKER DRIVE
                                                    CHICAGO, ILLINOIS 60606-1662
                                                             (312) 726-8353








                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To the Board of Directors
General Growth Properties, Inc.


     We have audited the accompanying statement of revenues and certain expenses of Market Place Shopping Center for the year ended December 31, 1996. This financial statement is the responsibility of Market Place Shopping Center's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with certain rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K/A of General Growth Properties, Inc.) as described in Note B and is not intended to be a complete presentation of Market Place Shopping Center's revenues and expenses.

     In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Market Place Shopping Center for the year ended December 31, 1996 in conformity with generally accepted accounting principles.



                                                Certified Public Accountants

February 19, 1997

MARKET PLACE SHOPPING CENTER                                          EXHIBIT A
--------------------------------------------------------------------------------
STATEMENT OF REVENUES AND CERTAIN EXPENSES

Year Ended December 31, 1996
--------------------------------------------------------------------------------

Revenues
  Rental income
    Minimum                                                      $  6,002,461
    Overage rent                                                       42,307
                                                                 -------------
      Total                                                         6,044,768
  Tenant expense reimbursements                                     2,959,658
  Sundry                                                              320,278
  Lease termination fee                                               175,500
  Interest income                                                      95,228
  Marketing fund (net)                                                 48,291
                                                                 -------------
      Total                                                         9,643,723
                                                                 -------------


Expenses
  Real estate taxes                                                 1,196,076
  Central plant expenses                                              504,444
  Mall HVAC expenses                                                  117,916
  Common area expenses                                                806,311
  Management fees                                                     347,461
  Bad debt expense                                                    131,432
  Professional fees                                                    63,357
  Insurance                                                            28,941
  Merchants' association fees                                          52,174
  Repairs and maintenance                                             138,547
  Sundry                                                               69,305
  Asbestos costs                                                       11,493
                                                                 -------------
      Total                                                         3,467,457
                                                                 -------------

Revenues in excess of certain expenses                           $  6,176,266
                                                                 =============





The accompanying notes are an integral part of this statement.


                                      F-4
                                                   SHEPARD SCHWARTZ & HARRIS LLP

MARKET PLACE SHOPPING CENTER
--------------------------------------------------------------------------------
NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES


Note 1 - Nature of Operations

         Market Place Shopping Center (the "Shopping Center") consists of a 689,000 square foot enclosed mall shopping center, a 117,000 square foot strip "Convenience Center" and a 14,600 square foot free standing cinema located in Champaign, Illinois.

         Three tenants lease approximately 66% of the enclosed mall shopping center and were responsible for approximately 23% of total revenue recognized in 1996.

         The Shopping Center was sold to General Growth Properties, Inc. (the "Company") on March 31, 1997.

Note B - Summary of Significant Accounting Policies

         Basis of Presentation
          The statement is not representative of the actual operations for the period presented as certain expenses that may not be comparable to the expenses expected to be incurred in the future operations of the acquired property have been excluded in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. Expenses excluded consist of interest, depreciation, amortization, and other costs not directly related to the future operations of the property.

      Rental Income
          Income from operating leases with scheduled rent increases is recognized on a straight-line basis over the respective lease term regardless of when payments are due.

      Estimates
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates.

      Advertising Costs
          The cost of advertising is expenses when incurred or the first time the advertising takes place.

      Income Taxes
          Market Place Shopping Center's taxable income is taxed at the individual level. No provision for income taxes is included in the accompanying financial statements.

                                      F-5
                                                   SHEPARD SCHWARTZ & HARRIS LLP

MARKET PLACE SHOPPING CENTER
--------------------------------------------------------------------------------
NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES


Note C - Leasing Arrangements

          The Shopping Center's leases with tenants are classified as operating leases. Leases generally range from 1 to 10 years and usually provide for minimum rentals, overage rentals based on sales and sharing of certain operating costs.

          Minimum future rentals on noncancellable operating leases as of December 31, 1996 are as follows:




                                 Year        Amount
                                ------    ------------
                                 1997      $6,051,100
                                 1998       5,796,800
                                 1999       5,465,600
                                 2000       5,305,000
                                 2001       4,965,500
                              Thereafter   15,331,000
                                          ------------
                                          $42,915,000
                                          ============


                                      F-6
                                                   SHEPARD SCHWARTZ & HARRIS LLP

                                 SOUTHLAKE MALL

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES

                               DECEMBER 31, 1996

                  WITH INDEPENDENT ACCOUNTANTS' REPORT THEREON

                        INDEPENDENT ACCOUNTANTS' REPORT


The Owners
Southlake Mall:

We have audited the accompanying statement of revenues and certain expenses of the Southlake Mall for the year ended December 31, 1996. This financial statement is the responsibility of the management of the property. Our responsibility is to express an opinion on this statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenue and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenue and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with certain rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K/A) as described in note 2 and is not intended to be a complete presentation of revenues and expenses of the Southlake Mall.

In our opinion, the statement of revenues and certain expenses for the year ended December 31, 1996, presents fairly, in all material respects, the revenues and certain expenses of the Southlake Mall for the year ended December 31, 1996, in conformity with generally accepted accounting principles.



                                                       KPMG Peat Marwick LLP

Atlanta, Georgia
March 12, 1997

                                 SOUTHLAKE MALL

                   Statement of Revenues and Certain Expenses

                          Year ended December 31, 1996

Revenues:
  Rental income                                                  $  6,074,561
  Tenants common area, property taxes, and
   insurance recovery                                               3,778,015
  Interest income                                                      84,275
  Other income                                                        675,300
                                                                 ------------
                                                                   10,612,151
                                                                 ------------



Expenses:
  Building and common area                                           2,356,776
  Real estate taxes                                                    759,478
  General and administrative                                           539,358
                                                                 -------------
                                                                     3,655,612
                                                                 -------------

      Revenues in excess of certain expenses                     $   6,956,539
                                                                 =============

See accompanying notes to statement of revenues and certain expenses.

                                 SOUTHLAKE MALL

              Notes to Statement of Revenues and Certain Expenses

(1) Business
    --------

    The statement of revenues and certain expenses includes the operations of the Southlake Mall (the "Mall"). The Mall, which is located in Georgia, was sold to General Growth Properties, Inc. (the "Company") on June 19, 1997.

(2)  Summary of Significant Accounting Policies
     ------------------------------------------

    (a) Basis of Presentation
        ---------------------

        The financial statement is not representative of the actual operations for the period presented as certain expenses that may not be comparable to the expenses expected to be incurred in the future operations of the acquired properties have been excluded in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. Expenses excluded consist of interest, depreciation, amortization, and other costs not directly related to the future operations of the property.

    (b) Revenue Recognition
        -------------------

        Income from operating leases with scheduled rent increases is recognized on a straight-line basis over the respective lease term regardless of when payments are due.

    (c) Estimates
        ---------

        The preparation of financial statements requires management to make estimates and assumptions. Actual results could differ from those estimates.

(3) Leases
    ------

    The following is a schedule, by year, of future minimum rental payments expected under executed operating leases of the Southlake Mall that have noncancelable lease terms, as of December 31, 1996.


                           1997              $ 5,368,404
                           1998                4,929,689
                           1999                4,460,062
                           2000                3,973,012
                           2001 and beyond    19,383,999
                                             -----------
                                             $38,115,166
                                             ===========

                        GENERAL GROWTH PROPERTIES, INC.

                         Pro Forma Financial Statements

                        GENERAL GROWTH PROPERTIES, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                       (DOLLARS IN THOUSANDS - UNAUDITED)

                                      Historical                   1996
                                    General Growth               Property                 Pro Forma
                                   Properties, Inc.(1)         Acquisitions              Adjustments               Pro Forma (1)
                                ---------------------     ---------------------     ---------------------     ---------------------
Total Revenues                  $           217,405       $            25,228       $                 -        $         242,633

Expenses:
  Property operating                         73,241                     7,459                         -                   80,700
  Management fees                             2,713                       974                      (557) (a)               3,130
  Depreciation and amortization              39,809                         -                     3,878  (b)              43,687
                                ---------------------     ---------------------     ---------------------     ---------------------
Total Expenses                              115,763                     8,433                     3,321                  127,517
                                ---------------------     ---------------------     ---------------------     ---------------------
Operating Income                            101,642                    16,795                    (3,321)                 115,116

Interest expense, net                       (66,439)                        -                    (6,558) (c)             (72,997)
Equity in unconsolidated
 affiliates:
  Quail Springs                                 110                       888                         -                      998
  Town East                                       -                         -                         -                        -
  Investment in GGMI                         (1,273)                        -                         -                   (1,273)
  CenterMark Properties, Inc.                 9,397                         -                       953 (d)               10,350
  GGP/Homart, Inc.                            9,355                         -                         -                    9,355
                                ---------------------     ---------------------     ---------------------     ---------------------
Income before minority interest              52,792                    17,683                    (8,926)                  61,549

Minority interest in Operating
  Partnership                                    -                          -                   (22,952) (e)             (22,952)
                                --------------------     ---------------------      --------------------      --------------------
Net Income                      $            52,792      $             17,683        $          (31,878)      $           38,597
                                ====================     =====================      ====================      ====================




                                                      1997 Acquisitions
                                   -------------------------------------------------------
                                                                                 Other            Pro Forma
                                    Market Place          SouthLake           Properties         Adjustments          Pro Forma
                                   ---------------     ---------------     ---------------     ---------------     ---------------
Total Revenues                     $        9,644      $      10,612       $       6,862       $            -      $      269,751

Expenses:
  Property operating                        3,120              3,656               3,185                    -              90,661
  Management fees                             348                  -                 328                 (376)(a)           3,430
  Depreciation and amortization                 -                  -                   -                3,794 (b)          47,481
                                   ---------------     ---------------     ---------------     ---------------     ---------------
Total Expenses                              3,468              3,656               3,513                3,418             141,572
                                   ---------------     ---------------     ---------------     ---------------     ---------------

Operating Income                            6,176              6,956               3,349               (3,418)            128,179

Interest expense, net                           -                  -                   -               (7,335)(c)         (80,332)
Equity in unconsolidated
 affiliates:
  Quail Springs                                 -                  -                   -                    -                 998
  Town East                                     -                  -               3,032                    -               3,032
  Investment in GGMI                            -                  -                   -                    -              (1,273)
  CenterMark Properties, Inc.                   -                  -                   -              (10,350)(d)               -
  GGP/Homart, Inc.                              -                  -                   -                    -               9,355
                                   ---------------     ---------------     ---------------     ---------------     ---------------
Income before minority interest             6,176              6,956               6,381              (21,103)             59,959

Minority interest in Operating
  Partnership                                   -                  -                   -                  314 (e)         (22,638)
                                   ---------------     ---------------     ---------------     ---------------     ---------------
Net Income                         $        6,176      $       6,956       $       6,381       $      (20,789)     $       37,321
                                   ===============     ===============     ===============     ===============     ===============
Proforma Net Income per share(2)                                                                                   $         1.26
                                                                                                                   ===============


(1) Amounts are from the statements and footnotes included in the 1996 Form
    10-K except that the non-recurring gain on sale of a portion of the CenterMark stock and the extraordinary item are excluded.
(2) Pro Forma earnings per share are based on 29,717,353 proforma average shares outstanding.

The accompanying notes are an integral part of the Pro Forma Condensed Consolidated Statement of Operations.
For alphabetical references please refer to Note 3 Pro Forma Adjustments.

                        GENERAL GROWTH PROPERTIES, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                       (DOLLARS IN THOUSANDS - UNAUDITED)

NOTE 1  PRO FORMA BASIS OF PRESENTATION

This unaudited condensed consolidated statement of operations is presented as if the sale of CenterMark Properties, Inc. ("CenterMark") and the acquisitions made in 1996 (Sooner Fashion Mall, Quail Springs Mall, Lakeview Square Mall, Lansing Mall and Westwood Mall) and in 1997 (Market Place Shopping Center, Century Plaza, Town East Mall and Southlake Mall), had all occurred on January 1, 1996. In management's opinion, all adjustments necessary to reflect these transactions have been included. Such pro forma statement of operations is based upon the historical information of General Growth Properties, Inc. excluding the non-recurring gain on sale of a portion of CenterMark stock and extraordinary item and each of the above-mentioned entities. This unaudited pro forma statement of operations is not necessarily indicative of what actual results of General Growth Properties, Inc. would have been assuming such transactions had been completed as of January 1, 1996 nor does it purport to represent the results of operations for future periods.

NOTE 2  ACQUISITIONS/DISPOSITIONS

On June 28, 1996, Westfield U.S. Investments, Pty. Limited exercised its option to acquire the remaining 30% of the outstanding CenterMark stock from General Growth Properties (the "Company") in two transactions. The first payment in the amount of $87.0 million was received on July 1, 1996, and the second payment in the amount of $130.5 million was received on January 2, 1997.

During the fourth quarter of 1996, the Company acquired a 100% ownership interest in five properties, Park Mall, Sooner Fashion Mall, Lakeview Square, Lansing Mall and Westwood Mall, and a 50% interest in Quail Springs Mall. On October 4, 1996, Park Mall in Tucson, Arizona was acquired for one million shares of newly issued common stock ($25.0 million) and the payment of $24.0 million in cash. Sooner Fashion Mall and 50% of Quail Springs Mall, in Norman and Oklahoma City, Oklahoma, respectively, were acquired on November 27, 1996, for 895,928 newly issued common shares ($24.8 million), the assumption of $8.6 million of mortgage debt and the payment of $16.7 million in cash. On December 6, 1996, the Company acquired Lakeview Square, Lansing Mall and Westwood Mall, all located in south central Michigan for an aggregate purchase price of $132.1 million. The purchase price consisted of $92.4 million of mortgage debt assumption, of which $4.4 million was retired at closing, and 1,445,000 newly issued Operating Partnership Units ($39.7 million). These acquisitions along with the applicable pro forma information was reported in Amendment No. 2 to Form 8-K/A filed on February 18, 1997.

On March 31, 1997, the Company acquired a 100% interest in Market Place Mall for a cash purchase price of approximately $70.0 million which was funded by an unsecured short-term facility. Market Place Mall is located in Champaign, Illinois.

During the second quarter of 1997, the Company also acquired a 100% ownership interest in two other properties, Century Plaza Shopping Center, Southlake Mall and a 50% interest in Town East Mall. Century Plaza Shopping Center located in Birmingham, Alabama was acquired on May 1, 1997 for $31.8 million in cash. Southlake Mall was acquired on June 19, 1997, for a purchase price of $67.0 million. The purchase price consisted of $45.1 million of mortgage debt assumption, $11.5 million (353,537 units) of newly issued Operating Partnership Units, and $10.4 million in cash. Southlake Mall is located in Atlanta, Georgia. On June 11, 1997, the Company acquired a 50% interest in Town East Mall, located in Mesquite, Texas for $56.6 million. The consideration included approximately $27.5 million in cash, the assumption of approximately $27.9 million of mortgage indebtedness and the assumption of $1.1 million in net current liabilities.

NOTE 3  PRO FORMA ADJUSTMENTS

(a) MANAGEMENT FEES

The management fee adjustment represents the difference in management costs charged and/or allocated to the properties by the previous owner and the new rate charged by General Growth Management, Inc.

(b) DEPRECIATION AND AMORTIZATION

Depreciation and amortization is adjusted to include additional amounts related to the periods from January 1, 1996 to the dates of acquisition for the 1996 acquisitions and for the entire year of 1996 for the acquisitions made in 1997.

(c) INTEREST EXPENSE

Interest expense increased due to a combination of debt assumption, increased corporate borrowings and the repayment of outstanding indebtedness with the proceeds from the sale of CenterMark. In connection with the acquisitions described above, the Company assumed $169.6 million of mortgage debt bearing interest at the weighted average rate of 9.35%. The Company also borrowed approximately $184.8 million to fund the cash portion of the acquisitions. Company indebtedness was reduced by $217.5 million with the proceeds from the sale of CenterMark Properties. The pro forma interest expense on new borrowings and the interest expense reduction from the use of the CenterMark proceeds was calculated using an interest rate of 7.34%.

(d) EQUITY IN CENTERMARK

The adjustment of $1.0 million included in the 1996 Pro Forma filed in the Company's Form 10-K reflects the reduction in ownership offset by the change from the equity method of accounting to the cost method.

The Company, prior to January 2, 1997, had owned a minority interest in CenterMark Properties, and as a result of the sale an adjustment of $10.4 million was made to remove the income previously recognized from the pro forma income statement.

(e) MINORITY INTEREST

The pro forma income statement has been adjusted to reflect the allocation of earnings to the minority interest.

                        GENERAL GROWTH PROPERTIES, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                       (DOLLARS IN THOUSANDS - UNAUDITED)


                                  General Growth         Market                          Other           Pro Forma
                                  Properties, Inc. (1)   Place          Southlake       Properties       Adjustments      Pro Forma
                                 ------------------     ----------    -------------    -------------    -------------   ------------
Total Revenues                   $        65,328        $   2,421     $       2,426    $      1,673      $         -    $    71,848

Expenses:
  Property operating                      23,007              749               906             699                -         25,361
  Management fees                            750               83                84              85             (177)(a)        825
  Depreciation and amortization           11,162                -                 -               -              949 (b)     12,111
                                 ------------------     ----------    -------------    -------------    -------------   ------------
Total Expenses                            34,919             832               990             784               772         38,297
                                 ------------------     ----------    -------------    -------------    -------------   ------------
Operating Income                          30,409            1,589             1,436             889             (772)        33,551

Interest expense, net                    (15,439)               -                 -               -           (4,186)(c)    (19,625)
Equity in unconsolidated
 affiliates:
  Quail Springs                              327                -                 -               -                -            327
  Town East                                    -                -                 -             713                -            713
  Investment in GGMI                        (273)               -                 -               -                -           (273)
  CenterMark Properties, Inc.                  -                -                 -               -                -              -
  GGP/Homart, Inc.                         1,824)               -                 -               -                -          1,824
                                 ------------------     ----------    -------------    -------------    -------------   ------------
Income before minority interest           16,848            1,589             1,436           1,602           (4,958)        16,517

Minority interest in Operating
  Partnership                                  -                -                 -               -           (6,155)(d)     (6,155)
                                 ------------------     ----------    -------------    -------------    -------------   ------------
Net Income                       $        16,848        $   1,589     $       1,436    $      1,602     $    (11,113)   $    10,362
                                 ==================     ==========    =============    =============    =============   ============
Proforma Net Income per share(2)                                                                                         $     0.34
                                                                                                                        ============


(1) Amounts are from the statements included in the Form 10-Q for the quarter ended March 31, 1997 except that the non-recurring gain on sale of a portion of the CenterMark stock and the extraordinary item are excluded.
(2) Pro Forma earnings per share are based on 30,789,539 proforma average shares outstanding.

    The accompanying notes are an integral part of the Pro Forma Condensed Consolidated Statement of Operations.
    For alphabetical references please refer to Note 3 Pro Forma Adjustments.

                        GENERAL GROWTH PROPERTIES, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                       (DOLLARS IN THOUSANDS - UNAUDITED)

NOTE 1  PRO FORMA BASIS OF PRESENTATION

This unaudited condensed consolidated statement of operations is presented as if the sale of CenterMark Properties, Inc. ("CenterMark") and the 1997 acquisitions of Market Place Shopping Center, Century Plaza, Town East Mall and Southlake Mall, had all occurred on January 1, 1997. In management's opinion, all adjustments necessary to reflect these transactions have been included. Such pro forma statement of operations is based upon the historical information of General Growth Properties, Inc. excluding the non-recurring gain on the sale of a portion of CenterMark stock and extraordinary item and each of the above-mentioned entities. This unaudited pro forma statement of operations is not necessarily indicative of what actual results of General Growth Properties, Inc. would have been assuming such transactions had been completed as of January 1, 1997 nor does it purport to represent the results of operations for future periods.

NOTE 2  ACQUISITIONS/DISPOSITIONS

On June 28, 1996, Westfield U.S. Investments, Pty. Limited exercised its option to acquire the remaining 30% of the outstanding CenterMark stock from General Growth Properties (the "Company") in two transactions. The final payment in the amount of $130.5 million was received on January 2, 1997.

On March 31, 1997, the Company acquired a 100% interest in Market Place Mall for a cash purchase price of approximately $70.0 million which was funded by an unsecured short-term facility. Market Place Mall is located in Champaign, Illinois.

During the second quarter of 1997, the Company also acquired a 100% ownership interest in two other properties, Century Plaza Shopping Center, Southlake Mall and a 50% interest in Town East Mall. Century Plaza Shopping Center located in Birmingham, Alabama was acquired on May 1, 1997 for $31.8 million in cash. Southlake Mall was acquired on June 19, 1997, for a purchase price of $67.0 million. The purchase price consisted of $45.1 million of mortgage debt assumption, $11.5 million (353,537 units) of newly issued Operating Partnership Units, and $10.4 million in cash. Southlake Mall is located in Atlanta, Georgia. On June 11, 1997, the Company acquired a 50% interest in Town East Mall, located in Mesquite, Texas for $56.6 million. The consideration included approximately $27.5 million in cash, the assumption of approximately $27.9 million of mortgage indebtedness and the assumption of $1.1 million in net current liabilities.

NOTE 3  PRO FORMA ADJUSTMENTS

(a) MANAGEMENT FEES

The management fee adjustment represents the difference in management costs charged and/or allocated to the properties by the previous owner and the new rate charged by General Growth Management, Inc.

(b) DEPRECIATION AND AMORTIZATION

Depreciation and amortization is adjusted to include additional amounts for the three months ended March 31, 1997, for the acquisitions made in 1997.

(c) INTEREST EXPENSE

Interest expense increased due to a combination of debt assumption, increased corporate borrowings and the repayment of outstanding indebtedness with the proceeds from the sale of CenterMark. In connection with the acquisitions described above, the Company assumed $73.0 million of mortgage debt bearing interest at the weighted average rate of 9.00%. The Company also borrowed approximately $140.9 million to fund the cash portion of the acquisitions. Company indebtedness was reduced by $130.5 million with the proceeds from the sale of CenterMark Properties. The pro forma interest expense on new borrowings and the interest expense reduction savings from the use of the CenterMark proceeds was calculated using an interest rate of 7.22%.

(d) MINORITY INTEREST

                       GENERAL GROWTH PROPERTIES, INC.
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                MARCH 31, 1997
                      (DOLLARS IN THOUSANDS - UNAUDITED)



                                               Historical
                                              General Growth                 Pro Forma
                                             Properties, Inc.(1)            Adjustments                   Pro Forma
                                            --------------------        --------------------        --------------------

                   Assets
Investment in real estate:
   Land                                     $         180,263           $          9,864 (a)        $         190,127
   Buildings and equipment                          1,416,729                     88,721 (a)                1,505,450
   Less accumulated depreciation                     (198,943)                         -                     (198,943)
   Developments in progress                            47,006                          -                       47,006
                                            --------------------        --------------------        --------------------
    Net property and equipment                      1,445,055                     98,585 (a)                1,543,640
   Investment in GGP/Homart                           194,751                          -                      194,751
   Investment in Quail Springs Mall                    15,516                          -                       15,516
   Investment in Town East Mall                             -                     28,659 (b)                   28,659
                                            --------------------        --------------------        --------------------
    Net investment in real estate                   1,655,322                    127,244                    1,782,566
Cash and cash equivalents                              13,645                          -                       13,645
Tenant receivables, net                                28,418                        230 (c)                   28,648
Investment in and note receivable
 from General Growth Management, Inc.                  48,483                          -                       48,483
Other assets                                           36,506                      1,039 (c)                   37,545
                                            --------------------        --------------------        --------------------
 Total Assets                               $       1,782,374           $        128,513            $       1,910,887
                                            ====================        ====================        ====================

   Liabilities and Stockholders' Equity
Mortgage notes and contracts payable        $       1,131,128           $        116,029 (d)        $       1,247,157
Distributions payable                                  21,926                          -                       21,926
Accounts payable and accrued expenses                  53,439                        994 (c)                   54,433
                                            --------------------       ---------------------       ---------------------
 Total Liabilities                                  1,206,493                    117,023                    1,323,516
Minority interest in Operating Partnership            211,143                      6,882 (e)                  218,025
Stockholders' equity                                  364,738                      4,608 (e)                  369,346
                                            --------------------       ---------------------       ---------------------
 Total Liabilities and Equity               $       1,782,374           $        128,513            $       1,910,887
                                            ====================       =====================       =====================


(1) Amounts are from the statements included in the Form 10-Q for the quarter ended March 31, 1997.

The accompanying notes are an integral part of the Pro Forma Condensed Consolidated Balance Sheet. For Alphabetical references please refer to Note 2 Pro Forma Adjustments.

                        GENERAL GROWTH PROPERTIES, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1997
                       (DOLLARS IN THOUSANDS - UNAUDITED)


NOTE 1  PRO FORMA BASIS OF PRESENTATION

This unaudited condensed consolidated balance sheet is presented as if the acquisitions of the 100% ownership interest in Century Plaza Shopping Center and Southlake Mall and a 50% interest in Town East Mall had all occurred on March 31, 1997. Market Place Mall was acquired on March 31, 1997, and is, therefore, already included in the General Growth Properties, Inc. balance sheet as of March 31, 1997. In managements opinion, all adjustments necessary to reflect these transactions have been included.

NOTE 2  PRO FORMA ADJUSTMENTS

(a)   Investment in Real Estate

      Asset additions are as follows:
        Century Plaza                              $ 31,478
        Southlake Mall                               67,107
                                                   --------
                                                   $ 98,585
                                                   ========
      Allocated to:
        Land                                       $  9,864
        Buildings and equipment                      88,721
                                                   --------
                                                   $ 98,585
(b)   Investment in Town East Mall                 ========
        Acquisition of 50% interest
          (net of debt assumption)                 $ 28,659
                                                   ========

(c)   Working capital assumed by the
       Company at closing.


(d)   Mortgage Notes Payable
      Debt incurred was as follows:
        Century Plaza                              $ 31,740
        Southlake Mall (including debt assumed)      55,630
        Investment in Town East Mall                 28,659
                                                   --------
                                                   $116,029
                                                   ========
(e)   Minority Interest
        Operating Partnership Units
         were issued for a portion of
         Southlake Mall acquisition cost             11,490


      Less adjustment to minority interest for
       additional stockholders' equity as
       determined by the relationship of units
       to common shares at March 31, 1997             4,608
                                                   --------
                                                   $  6,882
                                                   ========